Exhibit 5.1

Carl M. Sherer, Esq.
260 Franklin Street, Suite 910, Boston Massachusetts 02110
Telephone 1-617-997-0097; Facsimile 1-617-997-0098

Writer’s Direct E-Mail:	cmsherer@gmail.com
Writer’s Cellphone:	+972-54-686-8110

December 22, 2009
VIA ELECTRONIC TRANSMISSION

Enter Corp.
9 Hayarden Street
Moshav Yashresh
D.N. Emek Sorek
Israel 76838

RE:      Enter Corp.; Form S-1 Registration Statement

Ladies and Gentlemen:

         I refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Enter Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.  The Registration Statement relates to the offer and sale by the selling stockholders named therein of up to 1,640,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company.

         I have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents.

         Based on my examination mentioned above, I am of the opinion that the shares of Common Stock outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under “Legal Matters” in the Registration Statement. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very Truly Yours,

Carl M. Sherer, Esq.

Jerusalem Office
Mailing Address: P.O. Box 23955, Jerusalem 91239 ISRAEL
Telephone:  +972-2-586-5428;  Facsimile:  +972-153-2-571-3172
Email:  cmsherer@gmail.com